As filed with the Securities and Exchange Commission on February 3, 1997
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             FEATHERLITE MFG., INC.
             (Exact name of registrant as specified in its charter)
         Minnesota                                            41-1621676
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)
                                Highways 63 and 9
                               Cresco, Iowa 52136
                                 (319) 547-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                Conrad D. Clement
                      President and Chief Executive Officer
                             Featherlite Mfg., Inc.
                                 Highways 63 & 9
                                  P.O. Box 320
                               Cresco, Iowa 52136
                                 (319) 547-6000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
                             Timothy M. Heaney, Esq.
                         William K. Sjostrom, Jr., Esq.
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being offered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                                  Proposed
                                                            Proposed Maximum       Maximum           Amount of
                                            Amount         Offering Price per     Aggregate        Registration
Title of Securities to be Registered   to be Registered(1)       Unit(2)       Offering Price         Fee
----------------------------------------------------------------------------------------------------------------
Common Stock to be offered by               300,000              $6.45            $1,935,000         $587.00
Selling Shareholder
================================================================================================================

(1) For purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, such amount is based upon the average of the high and low prices of the registrant's Common Stock on January 30, 1997 (a date within five business days prior to the date of filing).


         The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                             FEATHERLITE MFG., INC.

                         300,000 Shares of Common Stock



         This Prospectus relates to the offer and sale of up to 300,000 shares of Common Stock, par value of $.01 per share, (the "Shares"), of Featherlite Mfg., Inc., a Minnesota corporation ("Featherlite" or the "Company") by a certain Selling Shareholder (the "Selling Shareholder"). See "Selling Shareholder." The Company will not receive any proceeds from the sale of any Shares offered hereby.

         The Company will bear all expenses of the offering (estimated to be $10,000), except that the Selling Shareholder will pay any applicable underwriter's commissions and expenses, brokerage fees or transfer taxes, as well as any fees and disbursements of counsel and experts for the Selling Shareholder. The Company and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

         The Company's Common Stock is traded on the Nasdaq National Market(R) under the symbol "FTHR." The closing bid price of the Company's Common Stock on January 30, 1997, as reflected on the Nasdaq National Market(R) was $6.50 per share.


                             -----------------------

                FOR INFORMATION CONCERNING CERTAIN RISKS RELATING
                 TO AN INVESTMENT IN THE COMPANY'S COMMON STOCK
                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.
                             -----------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is February 3, 1997.

         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.


                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549, and at the Commission's regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Suite 1400, Northwestern Atrium Center, 500 West Madison, Chicago, Illinois 60661). Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Registration Statement and the Company's Exchange Act filings may also be accessed through the Commission's web site (http://www.sec.gov).


                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

         1. The Company's annual report on Form 10-K (Commission File No. 0-24804) for its 1995 fiscal year ended December 31, 1995.

         2. The Company's report on Form 8-K (Commission File No. 0-24804) filed July 11, 1996.

         3. The Company's report on Form 8-K/A No. 1 (Commission File No. 0-24804) filed September 13, 1996.

         4. The Company's quarterly report on Form 10-Q (Commission File No. 0-24804) for its fiscal quarter ended September 30, 1996.

         5. The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form S-1 (Commission File No. 0-24804) filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein, therein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Jeffery A. Mason, Chief Financial Officer, Featherlite Mfg., Inc., Highways 63 and 9, Cresco, Iowa 52136; Telephone (319) 547-6000.

                                   THE COMPANY

         Featherlite Mfg., Inc. (the "Company") was organized by current management as a Minnesota corporation in 1988 to acquire the assets of a non-affiliated business which manufactured trailers since the early 1970s under the FEATHERLITE(R) brand name. The Company designs, manufactures and markets over 400 models of both custom made and standard model specialty aluminum and steel trailers through a network of approximately 290 dealers located in the United States and Canada. Its product lines vary from an eight-foot livestock trailer to a specially designed trailer which houses a rare traveling museum exhibition or a custom designed trailer to transport race cars, spare parts, tools and work shops of race car owners and drivers.

         In 1996, the Company acquired the assets of Vantare International, Inc. and began manufacturing and marketing custom luxury motorcoaches under the tradename Vantare by Featherlite(TM). These coaches are made from a bus shell for conversions that is purchased and then completed by Featherlite to provide an interior designed to the customer's specifications. Retail selling prices range from $500,000 to $900,000 or more. The Company also sells used coaches which are taken as trade-ins or on a consignment basis.

         The Company markets its primary trailer products under the FEATHERLITE(R) brand name. FEATHERLITE(R) trailers are made of aluminum, which differentiates the Company from most of its competitors that primarily make steel trailers. Aluminum trailers are superior to steel in terms of weight, durability, corrosion resistance, maintenance and weight-to-load ratio.

Although the Company's focus is on manufacturing and marketing aluminum trailers, it also markets lines of steel and composite steel and aluminum trailers under the FEATHERLITE- STL(TM) (formerly ECONOLITE(TM)) and DIAMOND D(TM) brands in order to provide dealers and customers with a high quality, but less expensive, alternative to the aluminum trailer brand. Management believes that the Company's growth is being caused by overall market expansion and by the Company increasing its shares of a fragmented market. Demand for the Company's products is being partially driven by the lifestyles, hobbies and events that are important to Featherlite's target customers. Growth in those product and service categories which could use or require a high quality trailer is creating increased demand for the Company's products. Those categories include pickup trucks, sport utility vehicles, all-terrain-vehicles, personal watercraft and snowmobiles; auto races, classic car shows and motorcycle rallies; hobby farming and raising and showing horses; art and craft fairs and expositions; and vending trailers for selling crafts, food and other concessions, such as T-shirts or novelty items. Examples of other users of the Company's trailers include lawn care services, house painters, construction crews, traveling museum exhibitions, concert tours, musical groups and fiber optic utility crews that require clean environments in which to splice and store cable.

         The Company continually monitors the market for opportunities to introduce new and innovative designs. Featherlite pioneered the introduction of standard model aluminum horse and livestock trailers, which traditionally had been custom made. It has also responded to the increasing demand for customizing the interiors of trailers, a capability which helps distinguish the Company from its competition. Typical interiors range from simple, such as a dressing room, closet and mirror in the nose of a horse trailer, to sophisticated, such as upholstered seating and sleeping areas, kitchens, bathrooms and modern electronics, including fax machines, cellular phones and satellite dishes, in race car transporters and luxury custom coaches. In addition, Featherlite refines the products it already offers by introducing new features to satisfy the increasing demands of its customers.

         The Company pays special attention to its target customers and attempts to reach them through a variety of media. Unlike most of its competition, Featherlite is large enough to benefit from national advertising and sponsorship of major events which are visible to its customers. These sponsorships include Featherlite's designation as the "Official Trailer of NASCAR" and the "Official Trailer of CART, IRL, ARCA, ASA, World of Outlaws and the Indianapolis Motor Speedway" and association with the All American Quarter Horse Congress, the International Arabian Horse Association and others. Featherlite intends to expand its promotional activities as the Company enters new markets.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following risk factors should be considered carefully by prospective investors evaluating the Company and its business before purchasing the Shares.

Competition

         The specialty trailer industry is highly competitive. Competition in this industry is based on brand name recognition, quality, price, reliability, product design features, breadth of product line, warranty and service. There are no significant technological or manufacturing barriers to enter into the production of steel trailers and only moderate barriers to the production of aluminum trailers. The luxury motorcoach industry is highly competitive with ten or more manufacturers. Competition in this industry is based primarily on quality and price although other factors such as brand name, reliability, design features, warranty and service are also important. Certain of the Company's competitors and potential competitors have greater financial and other resources than the Company.

Dependence on Key Personnel

         The Company's success is highly dependent on its senior management, including Conrad D. Clement, President and Chief Executive Officer, and Michael Guth, President of the Vantare Division of Featherlite. The loss of Mr. Clement's or Mr. Guth's services could adversely affect the Company. The Company does not carry any key man life insurance on any of its officers or employees.

Supplier Relationships and Prices

         The Company purchases substantial amounts of aluminum extrusions from two major suppliers and the majority of its sheet metal from two large distribution centers. In the event that one or more of these suppliers were unable to deliver raw materials to the Company, the Company's production and profits could be materially and adversely affected. Increases in prices of aluminum and other supplies may adversely affect sales of the Company's products.

Reliance on Manufacturer

         The Company purchases motorcoach shells principally from one manufacturer. In the event that this manufacturer was unable to deliver motorcoach shells to the Company, the Company's revenues and profits could be materially and adversely affected.

Product Liability

         Although the Company has never been required to pay any significant amount in a product liability action, as a manufacturing company it is subject to an inherent risk of product liability claims. The Company maintains product liability insurance policies, but there is no assurance that its coverage will continue to be available at an acceptable price or be sufficient to protect the Company from adverse financial effects in the event of product liability claims.

Government Regulation and Product Standards

         The Company and its products are subject to various foreign, federal, state and local laws, rules and regulations. The Company builds its trailers to standards of the federal Department of Transportation and the National Trailer Manufacturers Association. The Company is also governed by regulations relating to employee safety and working conditions and other activities. A change in any such laws, rules, regulations or standards, or a mandated federal recall by the National Highway Transportation Safety Board, could have material adverse effect on the Company.

Aircraft Purchases and Sales

         The Company is a licensed aircraft dealer and believes that dealing in used aircraft is complementary to its principal business. The purchase, sale, use and operation of aircraft, and the volatility in the sales volume and value of aircraft, create risks to the Company and its operating results. The Company maintains liability insurance relating to its aircraft, but there is no assurance that its coverage will continue to be available at an acceptable price or be sufficient to protect the Company from adverse financial effects in the event of claims.

Facilities Utilization

         The Company has substantially expanded its facilities over the past two years through the construction of larger facilities in Cresco, Iowa, the acquisition of assets of Diamond D (primarily for the manufacture of steel trailers) and the acquisition of assets of Vantare International, Inc. in Sanford, Florida (for the manufacture of luxury motorcoaches). The Company's profit margins will depend in part on its ability to maintain unit sales volume and fully utilize its new facilities.

Future Capital Needs

         The Company's future capital requirements will depend on many factors, including cash flow from operations and the Company's ability to market its products successfully. Sources of debt financing may result in higher interest expense. Any financing, if available, may be on terms unfavorable to the Company.

Absence of Dividends

         Although the Company made cash distributions while it was taxable as an S Corporation, it does not intend to pay any other cash dividends in the foreseeable future. The Company intends to retain all earnings, if any, to invest in the Company's operations. Subject to contractual restrictions, the payment of dividends is within the discretion of the Company's Board of Directors and will depend upon the earnings, capital requirements and operating and financial condition of the Company, among other factors. The Company is a party to certain loan agreements which prohibit the payment of any dividends without the lenders' prior consent.

                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of any of the Shares offered hereby.

                               SELLING SHAREHOLDER

         The Selling Shareholder acquired shares in connection with the acquisition by the Company of substantially all the assets of Vantare International, Inc., a manufacturer of luxury custom coaches previously owned by the Selling Shareholder and subsequently dissolved. The Shares covered by this Prospectus are being registered to permit public secondary trading of the Shares and the Selling Shareholder may offer the shares for resale from time to time. See "Plan of Distribution."

         Since July 1, 1996, the Selling Shareholder has served as President of the Vantare Division of Featherlite.


                                             Before the Offering                                     After the Offering
                                        ---------------------------------                      ---------------------------------
                                           Shares           Percentage of        Shares           Shares           Percentage of
                                        Beneficially         Outstanding          Being        Beneficially         Outstanding
Name and Address of                       Owned(1)           Shares(1)           Offered        Owned(1)             Shares(1)
Beneficial Owner


Michael Guth                               300,000              4.8%                300,000            -0-                 -0-
1550 Dolgner Place
Sanford, Florida 32771

-------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the date of this Prospectus, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual.

                              PLAN OF DISTRIBUTION

         The Selling Shareholder has advised the Company that all or a portion of the Shares offered by the Selling Shareholder hereby may be sold from time to time by the Selling Shareholder or by pledges, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following means: (a) ordinary brokerage or market making transactions and transactions in which the broker or dealer solicits purchasers;
(b) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (c) purchases by a broker or dealer as principal and resales by such broker or dealer for its account pursuant to this Prospectus. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company and the Selling Shareholder have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following expenses will be paid by the Company in connection with the distribution of the shares registered hereby. The Company is paying all of the Selling Shareholder's expenses related to this offering, except the Selling Shareholder will pay any applicable broker's commissions and expenses, transfer taxes, as well as fees and disbursements of counsel and experts for the Selling Shareholder. All of such expenses, except for the SEC Registration Fee, are estimated.

                  SEC Registration Fee ..................................$  587
                  NASD Fee ...................................................0
                  Nasdaq listing fee .........................................0
                  Legal Fees and Expenses ................................5,000
                  Underwriter's Accountable Expenses .........................0
                  Accountants' Fees and Expenses .........................2,000
                  Printing Expenses ......................................2,000
                  Blue Sky Fees and Expenses ...............................  0
                  Miscellaneous ..........................................  413
                           Total .......................................$10,000

Item 15.  Indemnification of Directors and Officers.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

     Provisions regarding indemnification of officers and directors of the Company are contained in Article 9 of the Company's Articles of Incorporation, as amended and Article 5 of the Company's Bylaws each of which are incorporated herein by reference.

         The Company and Selling Shareholder listed herein, have agreed to indemnify, under certain conditions, each other against certain liabilities arising under the Securities Act.


Item 16.          Exhibits

         See Exhibit Index on page following signatures.

Item 17.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                           (i)  Include  any  prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                           (iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

         (c)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cresco, State of Iowa, on January 30, 1997.

                                              FEATHERLITE MFG., INC.


                                              By /s/ Conrad D. Clement
                                              Conrad D. Clement, President and
                                              Chief Executive Officer

                                POWER OF ATTORNEY

         Conrad D. Clement, Jeffery A. Mason, Tracy J. Clement, Donald R. Brattain, Thomas J. Winkel, Kenneth D. Larson and John H. Thomson, each hereby constitutes and appoints any one or both of Conrad D. Clement and Jeffery A. Mason, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post- effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the date stated.

     Signature                      Title                                Date


 /s/ Conrad D. Clement         President, Chief Executive       January 30, 1997
Conrad D. Clement              Officer and Director


 /s/ Jeffery A. Mason          Chief Financial Officer and      January 30, 1997
Jeffery A. Mason               Director


 /s/ Tracy J. Clement          Executive Vice President and     January 30, 1997
Tracy J. Clement               Director


 /s/ Donald R. Brattain        Director                         January 30, 1997
Donald R. Brattain


 /s/ Thomas J. Winkel          Director                         January 27, 1997
Thomas J. Winkel


 /s/ Kenneth D. Larson         Director                         January 29, 1997
Kenneth D. Larson


 /s/ John H. Thomson           Director                         January 28, 1997
John H. Thomson

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    EXHIBITS
                                       to
                         Form S-3 Registration Statement



                             Featherlite Mfg., Inc.
             (Exact name of Registrant as specified in its charter)



                                      INDEX

Exhibit

5.1      Opinion and Consent of Fredrikson & Byron, P.A.

23.1     Consent of McGladrey & Pullen, LLP

23.2     Consent of Graham & Cotrill, P.A.

23.3     Consent of Fredrikson & Byron, P.A. (Included in Exhibit 5.1)

24.1 Power of attorney from directors (Included in signature page of this Registration Statement)